EXHIBIT 16.1



 November 12, 1998


 Securities and Exchange Commission
 Mail Stop 9-5
 450 5th Street, N.W.
 Washington, DC  20549

 Dear Sirs/Madams:

 We have read and agree with the comments in Items 4(a)(i), 4(a)(ii), 4(a)(iv), 4(a)(v) and 4(a)(vi) of Form 8-K of National Housing Partnership Realty Fund I (Commission File No. 0-13465) dated October 30, 1998. We have no basis for agreement or disagreement with the comments in Items 4(a)(iii), 4(b)(i) and 4(b)(ii).


 Yours truly,



 Deloitte & Touche LLP